FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                      Fleet Financial Group, Inc.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)

                  Rhode Island                      05-0341324
    -------------------------------------        -----------------
   (State of incorporation or organization)     (I.R.S. Employer
                                                 Identification No.)

   50 Kennedy Plaza, Providence, Rhode Island         02903
   ------------------------------------------    -----------------
   (Address of principal executive offices)         (Zip Code)

             SECURITIES TO BE REGISTERED PURSUANT TO
                    SECTION 12(b) OF THE ACT:

        Title of each class             Name of each exchange
        to be so registered             on which each class
        -------------------             is to be registered
                                        -------------------

        Depositary Shares, each         New York Stock
        representing a 1/10             Exchange, Inc.
        interest in a share
        of 9.30% Cumulative
        Preferred Stock

        Depositary Shares, each         New York Stock
        representing a 1/10             Exchange, Inc.
        interest in a share
        of 9.35% Cumulative
        Preferred Stock

        Warrants to Purchase            New York Stock
        Common Stock, $0.01 par         Exchange, Inc.
        value

   If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
   Instruction A.(c)(1), please check the following box. [ ]

   If this Form relates to the registration of a class of debt securities and is effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction
   A.(c)(2), please check the following box.  [  ]

             SECURITIES TO BE REGISTERED PURSUANT TO
                    SECTION 12(g) OF THE ACT:

                         Not Applicable

ITEM 1.  Description of Registrant's Securities to be Registered.

         Incorporated by reference herein is the description of the Warrants and the Depositary Shares provided in the Registrant's Registration Statement filed pursuant to the Securities Act of 1933 on Form S-4 (Registration No. 33-58933) (the "Form S-4 Registration Statement") under the caption labeled "Description of Fleet Capital Stock, Fleet New Preferred Stock, Fleet New Depositary Shares and Fleet Warrants".

ITEM 2.  Exhibits.
         --------

         1. Restated Articles of Incorporation and By-laws of the Registrant (incorporated by reference to Exhibits 4(h) and 4(i) of the Registrant's Registration Statement on Form S-3 (No. 33-63631)).

         2. Form of Warrant Agreement (incorporated by reference to Exhibit 4(d) of the Form S-4 Registration Statement).

         3. Form of Warrant Certificate (incorporated by reference to Exhibit A of Exhibit 4(d) of the Form S-4 Registration Statement).

         4.  Terms of the 9.30% Cumulative Preferred Stock
             (incorporated by reference to Exhibit F of Exhibit 3 of the Form S-4 Registration Statement).

         5.  Terms of the 9.35% Cumulative Preferred Stock
             (incorporated by reference to Exhibit G of Exhibit 3 of the Form S-4 Registration Statement).

         6.  Form of Stock Certificate for 9.30% Cumulative
             Preferred Stock (incorporated by reference to Exhibit 4(g) of the Form S-4 Registration Statement).

         7.  Form of Stock Certificate for 9.35% Cumulative
             Preferred Stock (incorporated by reference to Exhibit 4(h) of the Form S-4 Registration Statement).

         8. Form of Deposit Agreement for Depositary Shares, each representing a 1/10 interest in a share of 9.30%
             Cumulative Preferred Stock (incorporated by reference to
             Exhibit 4(i) of the Form S-4 Registration Statement).

         9.  Form of Depositary Receipt evidencing the 9.30%
             Depositary Shares (incorporated by reference to Exhibit A to Exhibit 4(i) of the Form S-4 Registration Statement).

         10. Form of Deposit Agreement for Depositary Shares, each representing a 1/10 interest in a share of 9.35%
             Cumulative Preferred Stock (incorporated by reference to
             Exhibit 4(k) of the Form S-4 Registration Statement).

         11. Form of Depositary Receipt evidencing the 9.35%
             Depositary Shares (incorporated by reference to Exhibit A to Exhibit 4(k) of the Form S-4 Registration Statement).

         12. Rights Agreement dated November 21, 1990 between the Registrant and Fleet National Bank, as rights agent (incorporated by reference to the Registrant's Registration State-ment on Form 8-A dated November 29,
             1990), as amended by a First Amendment to Rights Agreement dated March 28, 1991 and a Second Amendment to Rights Agreement dated July 12, 1991 (incorporated by reference to the Registrant's Form 8 Amendment to Application or Report dated September 6, 1991) and as further amended by a Third Amendment to Rights Agreement dated February 20, 1995 (incorporated by reference to the Registrant's Form 8-A/A dated March 17, 1995).

                            SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                FLEET FINANCIAL GROUP, INC.
                                                Registrant
November 22, 1995

                                                By: /s/William C. Mutterperl
                                                   --------------------------
                                                   William C.  Mutterperl
                                                   Senior Vice President,
                                                   General Counsel and Secretary